CONTACT:
Terry Earley, CFO
Crescent Financial Bancshares, Inc.
Phone: (919) 659-9015
Email: Terry.Earley@vsb.com

FOR IMMEDIATE RELEASE

Crescent Financial Bancshares, Inc. Announces Fourth Quarter Net Income of $2.1 Million and Continued Strong Revenue and Loan Growth

RALEIGH, N.C., January 30, 2013 – Crescent Financial Bancshares, Inc. (Nasdaq: CRFN) (“Crescent” or the “Company”), today reported financial results for the fourth quarter and year ended December 31, 2012. Crescent Financial is the parent company of VantageSouth Bank (formerly Crescent State Bank) and is a subsidiary of Piedmont Community Bank Holdings, Inc. (“Piedmont”).

The fourth quarter and year ended December 31, 2012 summary for Crescent is as follows:

•	Net income in the fourth quarter of 2012 totaled $2.1 million while the net loss in the predecessor fourth quarter of 2011 totaled $852 thousand.

•
Net income totaled $3.8 million in the successor period from February 1 to December 31, 2012 ("2012 Successor Period") and $529 thousand in predecessor period from January 1 to January 31, 2012 ("2012 Predecessor Period"). Net income in the predecessor year ended December 31, 2011 totaled $968 thousand.

•
The fourth quarter of 2012 included $2.3 million in merger, conversion and re-branding costs that reduced net income by $1.4 million on an after-tax basis. Merger, conversion and re-branding costs totaled $3.4 million in the 2012 Successor Period and reduced net income by $2.1 million on an after-tax basis.

•	Annualized revenue growth equaled 21 percent from the third quarter of 2012 to the fourth quarter of 2012 driven by loan growth and improved revenue mix.

•
Annualized net loan growth in the last six months of 2012 was 19 percent, which was driven by loan originations for the second half of 2012 totaling $162.3 million which was a significant increase from $82.9 million in the first half of 2012. Fourth quarter 2012 loan originations totaled $87.6 million.

•
Net interest margin improved to 4.37 percent in the fourth quarter of 2012 from 3.72 percent in the predecessor fourth quarter of 2011. Net interest margin improved to 4.40 percent in the 2012 Successor Period and 4.55 percent in the 2012 Predecessor Period from 4.19 percent in the predecessor year ended December 31, 2011.

•
Revenue mix improved as non-interest income increased to 29 percent of total revenues in the fourth quarter of 2012 from 14 percent of total revenues in the predecessor fourth quarter of 2011. Non-interest income improvement has been primarily due to growth in the Company's mortgage and government-guaranteed lending businesses in 2012.

•
VantageSouth Bank and Crescent State Bank were merged on November 30, 2012 with the combined bank being re-branded as VantageSouth Bank. The combined VantageSouth Bank now operates on a single technology platform and utilizes common business processes and policies across the company.

“We are proud of the many accomplishments of our team members during 2012," stated Scott Custer, President and CEO of the Company and Piedmont. Mr. Custer continued, "Because of their hard work and dedication, the Company was able to complete two mergers, two system conversions, a bank re-branding, and was able to sign a merger agreement with ECB within the year. These activities elevated expenses but simplified our organizational structure and better position the Company for growth. Additionally, the Company continued to execute on its business plan by increasing loan production, growing revenues and improving mix, and decreasing non-performing assets in the fourth quarter of 2012. We look forward to the proposed merger with ECB, which we believe will generate new revenues and create operating efficiencies for the combined institution and provide the Company with new markets, relationship-focused bankers, a strong core deposit franchise, and an established agricultural lending program.”

VantageSouth Bank Merger

On November 30, 2012, the Company completed the merger of VantageSouth Bank ("Legacy VantageSouth") into Crescent State Bank in a share exchange based on Crescent's volume weighted average stock price. All outstanding Legacy VantageSouth shares of common stock were converted into Crescent's shares at a 5.3278 exchange ratio for a total transaction value of approximately $35.0 million. At the time of merger, Piedmont owned all outstanding shares of Legacy VantageSouth except for shares of common stock held by directors as required by state law. Piedmont owns approximately 90% of Crescent's outstanding common stock following the merger. Legacy VantageSouth was headquartered in Burlington, North Carolina, and operated five branch offices located in Burlington (2), Fayetteville, Salisbury, and China Grove, North Carolina. The Company re-branded its wholly-owned banking subsidiary as VantageSouth Bank ("VantageSouth") immediately following the merger.

The merger of Legacy VantageSouth into Crescent State Bank was a merger of commonly controlled companies and was accounted for in a manner similar to a pooling of interests transaction. Thus, the Company's financial statements have been retrospectively adjusted to combine the financial statement balances of Crescent and Legacy VantageSouth beginning on November 18, 2011, the date the two companies became commonly controlled by Piedmont. Periods prior to the date of common control reflect only Legacy VantageSouth's historical balances since it was the first company acquired by Piedmont. Due to the application of push-down accounting to Legacy VantageSouth's books on February 1, 2012, periods prior to this date are denoted as "Predecessor Period(s)" and periods after this date are denoted as "Successor Period(s)".

Earnings Per Share

After preferred stock dividends, the Company recognized net income of $0.05 per basic and diluted common share during the fourth quarter of 2012 and a net loss of $0.05 per basic and diluted common share in the predecessor fourth quarter of 2011. The Company recognized net income of $0.01 per basic and diluted common share during the 2012 Predecessor Period and net income of $0.07 per basic and diluted common share in the 2012 Successor Period. Net income per basic and diluted common shared equaled $0.07 for the predecessor year ended December 31, 2011.

Net Interest Income

Net interest income in the fourth quarter of 2012 totaled $10.2 million and net interest income totaled $5.9 million in the predecessor fourth quarter of 2011. Taxable equivalent net interest margin increased to 4.37 percent in the fourth quarter of 2012 from 3.72 percent in the predecessor fourth quarter of 2011. This significant margin improvement resulted from a decline in funding costs and an increase in yield on interest-earning assets. Funding costs declined as the average rate on total interest-bearing liabilities fell from 1.24 percent in the predecessor fourth quarter of 2011 to 0.80 percent in the fourth quarter of 2012. Taxable equivalent yield on interest-earning assets increased from 4.79 percent in the predecessor fourth quarter of 2011 to 5.05 percent in the fourth quarter of 2012. The increase in taxable equivalent yield on interest-earning assets was primarily due to an improved asset mix as lower yielding federal funds and overnight investments were used to fund loan growth and securities purchases in 2012.

Average earning assets totaled $933.0 million in the fourth quarter of 2012 and $628.3 million in the predecessor fourth quarter of 2011. Average interest-bearing liabilities equaled $798.3 million in the fourth quarter of 2012 and $541.7 million in the predecessor fourth quarter of 2011. The increase in average balances was primarily due to Piedmont's acquisition of Crescent in the fourth quarter of 2011 and strong loan growth in the last half of 2012. The first half of the year was marked primarily by a focus on reducing problem assets and building out the Company's lending platform, which included recruiting experienced commercial and retail bankers. In the last half of the year, the Company was able to leverage its lending platform and execute on its business plan by growing its loan portfolio.

Net interest income totaled $37.3 million in the 2012 Successor Period and $3.6 million in the 2012 Predecessor Period compared to net interest income of $11.6 million in the predecessor year ended December 31, 2011. Taxable equivalent net interest margin improved to 4.40 percent in the 2012 Successor Period and 4.55 percent in the 2012 Predecessor Period from 4.19 percent in the predecessor year ended December 31, 2011.

Provision for Loan Losses and Asset Quality

Provision for loan losses totaled $1.2 million in the fourth quarter of 2012 and $729 thousand in the predecessor fourth quarter of 2011. The loan loss provision totaled $5.2 million for the 2012 Successor Period and $195 thousand in the 2012 Predecessor Period while the loan loss provision in the predecessor year ended December 31, 2011 totaled $880 thousand. The allowance for loan losses and related provision are calculated for the following three portfolio categories: (1) loans originated subsequent to Piedmont’s respective acquisitions of Legacy VantageSouth, Community Bank of Rowan, and Crescent (or “New Loans”), (2) purchased non-impaired loans, and (3) purchased credit-impaired loans.

The following table summarizes the changes in allowance for loan losses for each loan category in the three month period and 2012 Successor Period ended December 31, 2012:

(Dollars in thousands)	New Loans	Purchased Non-Impaired	Purchased Credit-Impaired	Total
Three Months Ended:
Balance at October 1, 2012	$2,152	$87	$907	$3,146
Net charge-offs		(315)	—	(315)
Provision for loan losses	513	283	371	1,167
Balance at December 31, 2012	$2,665	$55	$1,278	$3,998

2012 Successor Period:
Balance at February 1, 2012	$1,276	$—	$—	$1,276
Net charge-offs	—	(2,437)	—	(2,437)
Provision for loan losses	1,389	2,492	1,278	5,159
Balance at December 31, 2012	$2,665	$55	$1,278	$3,998

The allowance for loan losses of $2.7 million on New Loans at December 31, 2012 represents 0.93 percent of outstanding balances on all New Loans. Impaired New Loans at December 31, 2012 represented 0.38 percent of related outstanding balances on impaired New Loans. Although purchased non-impaired loans were adjusted to fair value at acquisition, the Company records charge-offs for losses and provides reserves for deterioration in credit quality on these loans. All revolving loans were classified as purchased non-impaired at each respective acquisition and a majority of the charge-offs and provision relate to acquired revolving home equity lines.

Loans acquired with evidence of credit deterioration since origination have been grouped into pools of loans with similar risk characteristics and accounted for as purchased credit-impaired loans. Subsequent to acquisition of these loans, estimates of pool-level cash flows expected to be collected are updated each reporting period based on assumptions regarding default rates, loss severities, and other factors that reflect current market conditions. If the Company has probable decreases in pool-level cash flows expected to be collected, the provision for loan losses is charged, resulting in an increase to the allowance for loan losses. If there are probable and significant increases in pool-level cash flows expected to be collected, the Company will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans.

Results of the Company’s fourth quarter cash flow re-estimation are summarized as follows:

(Dollars in thousands)	Impairment	Cash Flow Improvement	New Yield	Previous Yield
Loan pools with cash flow improvement	$(111)	$508	7.48%	7.07%
Loan pools with impairment	482	—	6.51%	6.51%

Total	$371	$508	6.82%	6.67%

The fourth quarter of 2012 cash flow re-estimation indicated net improved cash flows on purchased credit-impaired loan pools of $137 thousand. The $508 thousand of cash flow improvement on related loan pools will be recorded as additional interest income as a prospective yield adjustment over the remaining life of the loans. The $371 thousand impairment was recorded to the provision for loan losses in the fourth quarter of 2012. The pool-level impairment and cash flow improvement were calculated as the difference between the pool-level recorded investment and the net present value of estimated cash flows at the time of the cash flow re-estimation.

Non-performing loans as a percentage of total loans was 2.43 percent at December 31, 2012, which was a decline from 2.80 percent at September 30, 2012 and 5.09 percent for the predecessor company at December 31, 2011. Total non-performing assets (which include non-accrual loans, loans past due 90 days or more and still accruing, other real estate owned and repossessed loan collateral) as a percentage of total assets at December 31, 2012 was 1.71 percent, which was a decline from 1.97 percent at September 30, 2012 and 3.44 percent for the predecessor company at December 31, 2011.

Non-Interest Income

Non-interest income totaled $4.1 million in the fourth quarter of 2012 compared to $921 thousand in the predecessor fourth quarter of 2011. Non-interest income in the fourth quarter of 2012 included $771 thousand in mortgage banking income, which was an increase from $282 thousand in the fourth quarter of 2011. The Company restructured its mortgage lending business following Piedmont’s investment in Crescent and hired additional experienced mortgage lenders. The Company also continues to benefit from the improving housing market in the Raleigh, North Carolina and surrounding areas as well as the currently low interest rate environment that has encouraged refinancings.

Non-interest income in the fourth quarter of 2012 also included $1.7 million in servicing fees and gains on the sale of the guaranteed portion of U.S. Small Business Administration ("SBA") loans originated by the Company, which was a significant increase from$51 thousand in the fourth quarter of 2011. The Company entered the government-guaranteed lending business following Piedmont's acquisition of Community Bank of Rowan in April 2011 and sells the guaranteed portion of certain SBA loans in the secondary market without recourse and recognizes gains as those loans are sold at a premium. Government-guaranteed lending and sales volumes have increased significantly throughout 2012 while secondary market premiums have also risen. Securities gains also contributed to higher non-interest income as the Company realized $603 thousand in gains in the fourth quarter of 2012 compared to losses of $55 thousand in the fourth quarter of 2011.

Non-interest income totaled $11.3 million in the 2012 Successor Period and $657 thousand in the 2012 Predecessor Period. Non-interest income in the predecessor year ended December 31, 2011 equaled $1.7 million. The 2012 Successor Period included $3.2 million in mortgage banking income, $3.1 million in government-guaranteed lending income, and $1.3 million in securities gains while the 2012 Predecessor Period included $225 thousand in mortgage banking income and $98 thousand in government-guaranteed lending income.

Non-Interest Expense

Non-interest expense in the fourth quarter of 2012 totaled $14.4 million compared with $7.4 million in the predecessor fourth quarter of 2011. Non-interest expense in the fourth quarter of 2012 included $6.6 million in salaries and employee benefits expense and $1.4 million in occupancy and equipment expense. Also included in non-interest expense in the fourth quarter of 2012 was $2.3 million in merger, conversion, and re-branding costs associated with the Crescent/ Legacy VantageSouth merger and the proposed merger with ECB Bancorp, Inc. ("ECB").

Non-interest expense totaled $43.2 million in the 2012 Successor Period and $3.2 million in the 2012 Predecessor Period while non-interest expense in the predecessor year ended December 31, 2011 equaled $11.2 million. The 2012 Successor Period included $21.3 million in salaries and employee benefits expense and $4.9 million in occupancy and equipment expense while the 2012 Predecessor Period included $1.7 million in salaries and employee benefits expense and $396 thousand in occupancy and equipment expense. The 2012 Successor Period and 2012 Predecessor Period included $3.4 million and $59 thousand, respectively, in merger, conversion, and re-branding costs associated with the Legacy VantageSouth/Community Bank of Rowan merger, the Crescent/Legacy VantageSouth merger, and the proposed merger with ECB. Higher non-interest expense in the fourth quarter of 2012 and the combined 2012 Predecessor and Successor Periods was driven by the fact that the operations of Crescent State Bank are included in the consolidated results of operations for periods after Piedmont's acquisition on November 19, 2011.

Income Taxes

The Company’s income tax benefit in the fourth quarter of 2012 totaled $3.3 million while the Company’s income tax benefit in the 2012 Successor Period totaled $3.5 million. Income tax expense totaled $270 thousand in the 2012 Predecessor Period. The income tax benefits recognized in the quarterly and year-to-date successor periods were primarily due to the Company's reversal of a valuation allowance in the fourth quarter of 2012 related to tax benefits generated by Legacy VantageSouth before and after Piedmont's investment in that company. This valuation allowance reversal was based on the Company's analysis of positive and negative evidence regarding future realization of its deferred tax assets, which included an evaluation of historical and forecasted pre-tax earnings, net operating loss periods, merger costs and savings, asset quality trends, capital levels, and potential tax planning strategies. Based on this analysis, the Company determined that there was sufficient positive evidence to indicate that it would likely realize the full value of its deferred tax assets over time and therefore it was determined that no valuation allowance on its deferred tax assets was needed at December 31, 2012.

The Company’s income tax benefit in the predecessor fourth quarter of 2011 totaled $504 thousand and was $188 thousand in the predecessor year ended December 31, 2011.

Linked Quarter Comparison

Net income in the fourth quarter of 2012 equaled $2.1 million, which was an increase from $1.3 million in the third quarter of 2012. After preferred stock dividends, the Company recognized net income of $0.05 per basic and diluted common share during the fourth quarter of 2012 compared to a net loss of $0.03 per basic and diluted common share in the third quarter of 2012. The increase in net income on a linked quarter basis was primarily due to the reversal of a $3.3 million valuation allowance in the fourth quarter of 2012 related to tax benefits generated by Legacy VantageSouth before and after Piedmont's investment in that company. Net income before income taxes decreased by $2.6 million in the fourth quarter of 2012 compared to the third quarter of 2012. This decrease in pre-tax net income was primarily due to $1.8 million in higher merger, conversion, and re-branding costs, a $963 thousand increase in salaries and benefits expense and a $411 thousand increase in losses on foreclosed assets. The decline in pre-tax net income was partially offset by a $942 thousand increase in government-guaranteed lending income.

Net interest income in the fourth quarter of 2012 totaled $10.2 million compared to $10.3 million in the third quarter of 2012. Net interest margin declined from 4.49 percent in the third quarter to 4.37 percent in the fourth quarter. The linked quarter decrease in margin was due to lower yields on interest-earning assets as the loan and securities portfolios repriced down somewhat in the fourth quarter, but the impact on net interest income was largely offset by an increase in average loan balances. Average loan balances increased from $722.2 million in the third quarter to $749.1 million in the fourth quarter of 2012. The Company originated 87.6 million in new commercial and consumer loans in the fourth quarter while continuing to resolve problem assets. Excluding the impact of purchase accounting accretion, net interest margin declined from 3.76 percent in the third quarter to 3.74 percent in the fourth quarter of 2012.

Provision for loan losses in the fourth quarter of 2012 totaled $1.2 million compared to provision of $1.1 million in the third quarter of 2012. The moderate increase in provision was related to an increase in provision for purchased credit-impaired loans, which was mostly offset by a decrease in provision for new loans. The provision (or impairment) on purchased credit-impaired loans in the third and fourth quarters was based on the Company's respective quarterly cash flow re-estimations.

Non-interest income in the fourth quarter of 2012 totaled $4.1 million, which was an increase from $3.3 million in the third quarter of 2012. This increase was primarily due to government-guaranteed lending income, which increased by $942 thousand on a linked quarter basis. SBA guaranteed lending and sales volumes have increased significantly throughout 2012 while secondary market premiums have also risen. The improvement in non-interest income was partially offset by mortgage banking income, which decreased by $356 thousand. The Company restructured its mortgage lending business and government-guaranteed lending operations following Piedmont’s investment and hired additional experienced mortgage lenders. While mortgage banking income fell on a linked quarter basis, it has been a strong source of non-interest income as the Company continues to benefit from the improving housing market in the Raleigh, North Carolina and surrounding areas as well as the currently low interest rate environment that has encouraged refinancings. Securities gains also contributed to higher non-interest income as the Company realized $603 thousand in gains in the fourth quarter of 2012 compared to $483 thousand in the third quarter.

Non-interest expense in the fourth quarter of 2012 totaled $14.4 million compared to $11.1 million in the third quarter of 2012. This increase was primarily due to a $1.0 million increase in salaries and employee benefits expense related to performance incentive payments at year end and a $1.8 million increase in merger, conversion, and re-branding costs, most of which are included in other non-interest expense.

The Company's income tax benefit equaled $3.3 million in the fourth quarter of 2012 primarily due to the Company's reversal of a valuation allowance related to deferred tax benefits generated by Legacy VantageSouth before and after Piedmont's investment in that company. Income tax expense of $95 thousand in the third quarter of 2012 was based on pre-tax income adjusted for non-taxable income, such as municipal investment income and earnings on bank owned life insurance, and non-deductible expenses, such as certain merger related costs.

Proposed ECB Bancorp, Inc. Merger

On September 25, 2012, Crescent entered into an Agreement and Plan of Merger with ECB (the “ECB Merger Agreement”). Pursuant to the ECB Merger Agreement, ECB will merge with and into Crescent (the "Merger"), which will be the surviving bank holding corporation in the merger. Immediately following the merger, The East Carolina Bank, a North Carolina banking corporation and a wholly-owned subsidiary of ECB, will be merged with and into VantageSouth. At the effective time of the merger, ECB's outstanding shares of common stock will be converted into the right to receive 3.55 shares of the common stock of the Company. The Merger has been approved by the North Carolina Commissioner of Banks but is still subject to federal regulatory approvals and stockholder approvals. The Company expects the merger to close within the first half of 2013.

ECB (NYSE Amex: ECBE) is a bank holding company, headquartered in Engelhard, North Carolina. The East Carolina Bank has twenty-five branch offices in eastern North Carolina stretching from the Virginia to South Carolina state lines east of Interstate 95. ECB offers a full range of financial services, including mortgage, agricultural banking and wealth management services.

****

VantageSouth Bank is a state chartered bank operating twenty banking offices in Cary (2), Apex, Burlington (2), China Grove, Salisbury, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Fayetteville, Garner, Raleigh (3), Wilmington (2) and Knightdale, North Carolina. Crescent Financial Bancshares, Inc. stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through VantageSouth Bank’s website at http://www.vantagesouthbank.com.

Forward-looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks associated with the ownership by Piedmont of a majority of the Company’s voting power, including interests of Piedmont differing from other Company stockholders or any change in management, strategic direction, business plan, or operations, the Company’s new management’s ability to successfully integrate into the Company’s business and execute its business plan, the Company's ability to integrate recent and proposed acquisitions into the Company's operations successfully, local economic conditions affecting retail and commercial real estate, disruptions in the credit markets, changes in interest rates, adverse developments in the real estate market affecting the value and marketability of collateral securing loans made by the Bank, the failure of assumptions underlying loan loss and other reserves, competition, and the risk of new and changing regulation. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

Information in this press release also contains forward-looking statements with respect to the expected acquisition of ECB by Crescent. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by such forward-looking statements, including without limitation: delays in obtaining or failure to receive required regulatory approvals; the possibility that fewer than the required number of ECB's stockholders vote to approve the Merger; the occurrence of events that would have a material adverse effect on ECB or Crescent (as defined in the ECB Merger Agreement); potential delays in the closing of the Merger, potential deposit attrition, higher than expected costs, customer loss and business disruption associated with business integration, including, without limitation, potential difficulties in maintaining relationships with key personnel, technological integration, and other integration related-matters; other uncertainties arising in connection with the Merger; and risk factors that are discussed in Crescent's and ECB's filings with the Securities and Exchange Commission (“SEC”), including without limitation their respective Annual Reports on Form 10-K, their respective Quarterly Reports on Form 10-Q and their respective Current Reports on Form 8-K. Crescent does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional Information and Where to Find It

In connection with the Merger, Crescent filed with the SEC on November 21, 2012, and amended on December 21, 2012, a Registration Statement on Form S-4 that includes a preliminary Joint Proxy Statement of Crescent and ECB and a preliminary Prospectus of Crescent(together with the Joint Proxy Statement, as amended, the “Joint Proxy Statement/Prospectus”). The companies will file with the SEC other relevant materials in connection with the proposed Merger. Once the Registration Statement is declared effective by the SEC, the companies will mail the Joint Proxy Statement/Prospectus to their respective shareholders. SHAREHOLDERS OF BOTH CRESCENT AND ECB ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING CRESCENT, ECB AND THE PROPOSED MERGER. You will be able to obtain a free copy of the Registration Statement, as well as other filings containing information about Crescent at the SEC's Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either Crescent Financial Bancshares, Inc., 3600 Glenwood Avenue, Suite 300, Raleigh, NC 27612, Attention: Terry Earley, Executive Vice President and Chief Financial Officer, or ECB Bancorp, Inc., Post Office Box 337, Engelhard, NC 27824, Attention: Tom Crowder, Chief Financial Officer.

Crescent, ECB and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Crescent and ECB in favor of the Merger. Information about the directors and executive officers of ECB and their ownership of ECB common stock is set forth in ECB's definitive proxy statement filed with the SEC on April 27, 2012 and available at the SEC's Internet site (http://www.sec.gov) and from ECB at the address set forth in the preceding paragraph. Information about the directors and executive officers of Crescent and their ownership of Crescent common stock is set forth in Crescent's definitive proxy statement filed with the SEC on April 5, 2012 and available at the SEC's internet site (http://www.sec.gov) and from Crescent at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants and other persons who may be deemed participants in the solicitation may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

INCOME STATEMENTS (unaudited)
(Dollars in thousands except per share data; prior quarters' information has been retrospectively adjusted to reflect the common control merger between Legacy VantageSouth and Crescent)

	Successor Company				Predecessor Company
				For the Period of	For the Period of	For the Three Month
	For the Three Month Period Ended			February 1 to	January 1 to	Period Ended
	December 31,	September 30,	June 30,	March 31,	January 31,	December 31,
	2012	2012	2012	2012	2012	2011
Interest income
Loans	$10,898	$10,810	$10,707	$7,302	$3,807	$6,984
Investment securities	855	1,036	1,070	756	395	507
Fed funds sold and interest-earning deposits	20	16	33	16	4	61
Total interest income	11,773	11,862	11,810	8,074	4,206	7,552
Interest expense
Deposits	1,309	1,320	1,462	995	530	1,032
Short-term borrowings	10	3	4	2	—	18
Long-term debt	279	274	311	201	103	646
Total interest expense	1,598	1,597	1,777	1,198	633	1,696

Net interest income	10,175	10,265	10,033	6,876	3,573	5,856
Provision for loan losses	1,167	1,077	2,046	868	195	729
Net interest income after provision for loan losses	9,008	9,188	7,987	6,008	3,378	5,127

Non-interest income
Mortgage banking income	771	1,127	770	496	225	282
Government-guaranteed lending	1,718	776	572	(6)	98	51
Service charges and fees on deposit accounts	508	523	557	349	194	301
Bank-owned life insurance income	208	215	203	134	70	103
Gain (loss) on sale of available for sale securities	603	483	(27)	192	—	(55)
Other	325	208	315	307	70	239
Total non-interest income	4,133	3,332	2,390	1,472	657	921
Non-interest expense
Salaries and employee benefits	6,613	5,650	5,513	3,500	1,737	3,923
Occupancy and equipment	1,371	1,387	1,353	809	396	590
Data processing	852	644	596	881	271	(150)
FDIC insurance premiums	216	205	229	277	141	602
Net loss on foreclosed assets	662	251	295	95	11	265
Other loan related expense	352	419	335	417	162	261
Other	4,288	2,584	1,977	1,438	518	1,913
Total non-interest expense	14,354	11,140	10,298	7,417	3,236	7,404

Income (loss) before income taxes	(1,213)	1,380	79	63	799	(1,356)
Income taxes	(3,326)	95	(259)	4	270	(504)
Net income (loss)	2,113	1,285	338	59	529	(852)
Effective dividend on preferred stock	368	367	367	244	122	182
Net income (loss) to common stockholders	$1,745	$918	$(29)	$(185)	$407	$(1,034)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.05	$0.03	$—	$(0.01)	$0.01	$(0.05)
Diluted	$0.05	$0.03	$—	$(0.01)	$0.01	$(0.05)

	Successor Company				Predecessor Company
				For the Period of	For the Period of	For the Three Month
	For the Three Month Period Ended			February 1 to	January 1 to	Period Ended
	December 31,	September 30,	June 30,	March 31,	January 31,	December 31,
	2012	2012	2012	2012	2012	2011
COMMON SHARE DATA

Book value per common share	$4.18	$4.11	$4.07	$4.10	N/A	$4.08
Tangible book value per common share	$3.37	$3.31	$3.26	$3.29	N/A	$3.27
Ending shares outstanding	35,754,247	35,747,576	35,749,689	35,749,603	35,549,785	35,549,785
Weighted average common shares outstanding - basic	35,730,855	35,728,451	35,727,207	35,721,856	35,515,535	19,061,335
Weighted average common shares outstanding - diluted	35,808,687	35,751,704	35,727,207	35,721,856	35,537,815	19,061,335

PERFORMANCE RATIOS (annualized)

Return on average assets	0.79%	0.49%	0.13%	0.03%	0.58%	(0.48)%
Return on average equity	4.84%	2.98%	0.80%	0.21%	3.67%	(3.56)%
Tax equivalent yield on earning assets	5.05%	5.18%	5.07%	5.15%	5.35%	4.79%
Cost of interest-bearing liabilities	0.80%	0.83%	0.91%	0.92%	0.95%	1.24%
Tax equivalent net interest margin	4.37%	4.49%	4.30%	4.39%	4.55%	3.72%
Efficiency ratio	100.32%	81.93%	82.89%	88.85%	76.50%	109.25%
Net loan charge-offs	0.17%	0.44%	0.35%	0.45%	—%	0.54%

INCOME STATEMENTS (unaudited)
(Dollars in thousands except per share data; prior years' information has been retrospectively adjusted to reflect the common control merger between Legacy VantageSouth and Crescent)

	Successor Company	Predecessor Company
	February 1 to December 31, 2012	January 1 to January 31, 2012	Year Ended December 31,
			2011
Interest income
Loans	$39,717	$3,807	$13,362
Investment securities	3,717	395	870
Federal funds sold and interest-earning deposits	85	4	102
Total interest income	43,519	4,206	14,334
Interest expense
Non-maturity deposits	1,873	205	903
Time deposits	3,213	325	1,132
Short-term borrowings	19	—	18
Long-term debt	1,065	103	725
Total interest expense	6,170	633	2,778
Net interest income	37,349	3,573	11,556
Provision for loan losses	5,159	195	880
Net interest income after provision for loan losses	32,190	3,378	10,676
Non-interest income
Mortgage banking income	3,164	225	440
Government-guaranteed lending	3,061	98	476
Service charges and fees on deposit accounts	1,937	194	516
Bank-owned life insurance income	760	70	103
Gain (loss) on sale of available for sale securities	1,251	—	(38)
Other	1,154	70	219
Total non-interest income	11,327	657	1,716
Non-interest expense
Salaries and employee benefits	21,276	1,737	5,786
Occupancy and equipment	4,920	396	953
Net (gain) loss on foreclosed assets	1,303	11	(191)
Data processing	2,972	271	1,000
FDIC insurance premiums	926	141	373
Other loan related expense	1,524	162	337
Professional services	4,691	144	867
Advertising and business development	1,083	73	723
Printing, postage, and supplies	786	47	210
Other	3,729	254	1,178
Total non-interest expense	43,210	3,236	11,236
Income before income tax	307	799	1,156
Income tax expense (benefit)	(3,486)	270	188
Net income	3,793	529	968
Effective dividend on preferred stock	1,346	122	182
Net income available to common shareholders	$2,447	$407	$786
Net income per common share
Basic	$0.07	$0.01	$0.07
Diluted	$0.07	$0.01	$0.07
Weighted average common shares outstanding
Basic	35,727,930	35,515,535	10,858,657
Diluted	35,800,148	35,537,815	10,916,549

PERFORMANCE RATIOS (annualized)
Return on average assets	0.39%	0.58%	0.32%
Return on average equity	2.41%	3.67%	2.56%
Tax equivalent yield on earning assets	5.12%	5.35%	5.20%
Cost of interest-bearing liabilities	0.86%	0.95%	1.15%
Tax equivalent net interest margin	4.40%	4.55%	4.19%
Efficiency ratio	88.77%	76.50%	84.66%
Net loan charge-offs	0.37%	—%	0.31%

CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, prior periods' information has been retrospectively adjusted to reflect the common control merger between Legacy VantageSouth and Crescent)

	Successor Company				Predecessor Company
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
ASSETS
Cash and due from banks	$15,735	$13,187	$18,776	$16,373	$13,229
Interest-earning deposits with banks	7,978	3,821	6,817	5,020	8,583
Federal funds sold	26,750	20,550	44,535	59,145	24,660
Investment securities available for sale	136,311	153,742	173,757	168,526	169,583
Investment securities held to maturity	180	166	130	125	421
Loans held for sale	16,439	8,239	7,357	4,874	4,214
Loans	763,416	739,028	696,872	704,261	736,089
Allowance for loan losses	(3,998)	(3,146)	(3,043)	(1,607)	(2,131)
Net loans	759,418	735,882	693,829	702,654	733,958

Federal Home Loan Bank stock	2,307	2,172	3,894	9,793	9,899
Premises and equipment, net	17,351	17,068	17,130	17,054	16,841
Bank-owned life insurance	19,976	19,800	19,620	19,442	19,261
Foreclosed assets	5,837	6,697	7,772	8,340	11,066
Deferred tax asset, net	36,659	33,162	33,590	33,704	33,935
Goodwill	26,254	26,254	26,254	26,254	26,254
Other intangible assets, net	2,376	2,487	2,597	2,708	2,452
Other assets	11,654	10,842	11,771	9,096	13,265

Total assets	$1,085,225	$1,054,069	$1,067,829	$1,083,108	$1,087,621

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits (1)
Non-interest demand	$71,613	$111,725	$102,596	$99,236	$113,321
Interest-bearing demand	188,843	139,768	146,027	160,007	175,840
Money market and savings	260,966	241,324	245,913	227,075	189,468
Time	351,800	360,172	372,074	390,181	407,615
Total deposits	873,222	852,989	866,610	876,499	886,244

Short-term borrowings	7,500	—	—	5,000	—
Long-term debt	19,864	24,326	24,288	24,252	24,216
Other liabilities	10,698	5,243	7,050	6,158	7,652
Total liabilities	911,284	882,558	897,948	911,909	918,112

STOCKHOLDERS’ EQUITY
Preferred stock	24,657	24,601	24,544	24,489	24,442
Common stock	36	36	36	36	36
Common stock warrant	1,325	1,325	1,325	1,325	1,325
Additional paid-in capital	147,510	146,655	146,648	146,627	152,515
Accumulated deficit	(1,405)	(3,200)	(4,115)	(2,420)	(9,089)
Accumulated other comprehensive income	1,818	2,094	1,443	1,142	280

Total stockholders' equity	173,941	171,511	169,881	171,199	169,509

Total liabilities and stockholders' equity	$1,085,225	$1,054,069	$1,067,829	$1,083,108	$1,087,621

(1) Certain business deposit accounts became interest-bearing in the fourth quarter of 2012 as the Company enhanced its deposit product offerings to attract and retain core deposit relationships. This deposit product change increased interest-bearing demand balances while decreasing non-interest demand balances in the fourth quarter.

	Successor Company				Predecessor Company
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
CAPITAL RATIOS
Tangible equity to tangible assets	13.75%	13.92%	13.57%	13.49%	13.30%
Tangible common equity to tangible assets	11.42%	11.52%	11.21%	11.17%	10.99%
VantageSouth Bank:
Tier 1 leverage ratio	11.49%	9.89%	9.41%	8.93%	8.49%
Tier 1 risk-based capital ratio	13.48%	12.82%	12.02%	11.17%	10.59%
Total risk-based capital ratio	14.76%	13.28%	12.49%	11.62%	11.85%
Crescent State Bank:
Tier 1 leverage ratio	N/A	12.21%	12.11%	12.18%	10.19%
Tier 1 risk-based capital ratio	N/A	13.81%	14.22%	14.96%	13.62%
Total risk-based capital ratio	N/A	15.20%	15.61%	16.17%	14.64%

ASSET QUALITY DATA

Non-performing loans	$12,751	$14,023	$17,983	$19,118	$26,396
Foreclosed assets	5,837	6,697	7,772	8,340	11,066
Total non-performing assets	$18,588	$20,720	$25,755	$27,458	$37,462

Allowance for loan losses to loans	0.52%	0.43%	0.44%	0.23%	0.29%
Non-performing loans to total loans	2.43%	2.80%	3.70%	3.90%	5.09%
Non-performing assets to total assets	1.71%	1.97%	2.41%	2.54%	3.44%
Restructured loans not included in categories above	104	—	—	917	782

AVERAGE BALANCES, TAXABLE EQUIVALENT INTEREST AND YIELDS/COSTS
(Dollars in thousands)

	Successor Company						Predecessor Company
	Three months ended December 31, 2012			Three months ended September 30, 2012			Three months ended December 31, 2011
	Average Balance	Interest*	Average Yield/Cost*	Average Balance	Interest*	Average Yield/Cost*	Average Balance	Interest*	Average Yield/Cost*

Assets
Loans	$749,053	$10,898	5.79%	$722,177	$10,810	5.95%	$437,688	$6,984	6.33%
Investment securities	147,188	934	2.52	163,655	1,115	2.71	75,000	540	2.86
Federal funds and other interest-earning assets	36,791	20	0.22	30,844	16	0.21	115,584	61	0.21
Total interest-earning assets	933,032	11,852	5.05%	916,676	11,941	5.18%	628,272	7,585	4.79%
Non-interest-earning assets	132,629			132,347			73,063
Total assets	$1,065,661			$1,049,023			$701,335

Liabilities and Equity
Interest-bearing demand	$159,071	120	0.30%	$135,786	102	0.30%	$91,583	$217	0.94%
Money market and savings	250,625	343	0.54	244,619	357	0.58	115,012	212	0.73
Time deposits	361,557	846	0.93	362,733	861	0.94	249,627	603	0.96
Total interest-bearing deposits	771,253	1,309	0.68	743,138	1,320	0.71	456,222	1,032	0.90
Short-term borrowings	4,511	10	0.88	1,500	3	0.80	5,670	18	1.26
Long-term debt	22,517	279	4.93	22,802	274	4.78	79,811	646	3.21
Total interest-bearing liabilities	798,281	1,598	0.80%	767,440	1,597	0.83%	541,703	1,696	1.24%
Non interest-bearing deposits	86,266			103,535			60,985
Other liabilities	7,459			6,457			3,656
Total liabilities	892,006			877,432			606,344
Stockholders’ equity	173,655			171,591			94,991
Total liabilities and stockholders’ equity	$1,065,661			$1,049,023			$701,335

Net interest income, taxable equivalent		$10,254			$10,344			$5,889
Interest rate spread			4.25%			4.35%			3.55%
Tax equivalent net interest margin			4.37%			4.49%			3.72%

Percentage of average interest-earning assets to average interest-bearing liabilities			116.88%			119.45%			115.98%
* Taxable equivalent basis

	Successor Company			Predecessor Company
	February 1, 2012 through December 31, 2012			January 1, 2012 through January 31, 2012			Year Ended December 31, 2011
	Average balance	Interest*	Average Yield/Cost*	Average balance	Interest*	Average Yield/Cost*	Average balance	Interest*	Average Yield/Cost*

Assets:
Loans	$727,339	$39,717	5.97%	$730,387	$3,807	6.15%	$201,106	$13,362	6.64%
Investment securities	164,113	3,990	2.66%	180,220	419	2.74%	29,827	903	3.03%
Federal funds and other interest-earning assets	42,603	85	0.22%	23,719	4	0.20%	45,384	102	0.22%
Total interest-earning assets	934,055	43,792	5.12%	934,326	4,230	5.35%	276,317	14,367	5.20%
Non-interest-earning assets	127,572			134,240			28,430
Total assets	$1,061,627			$1,068,566			$304,747

Liabilities and Equity:
Interest-bearing demand	$149,394	540	0.39%	$172,363	108	0.74%	$36,756	338	0.92%
Money market and savings	236,735	1,333	0.62%	184,716	96	0.61%	59,813	565	0.94%
Time deposits	373,337	3,213	0.94%	404,999	325	0.95%	115,245	1,132	0.98%
Total interest-bearing deposits	759,466	5,086	0.73%	762,078	529	0.82%	211,814	2,035
Short-term borrowings	3,351	19	0.62%	968	—	—%	1,429	18	1.26%
Long-term debt	22,966	1,065	5.07%	24,217	103	5.02%	27,850	725	2.60%
Total interest-bearing liabilities	785,783	6,170	0.86%	787,263	632	0.95%	241,093	2,778	1.15%
Non interest-bearing deposits	97,250			107,156			24,549
Other liabilities	6,858			4,184			1,266
Total liabilities	889,891			898,603			266,908
Stockholders’ equity	171,736			169,963			37,839
Total liabilities and stockholders’ equity	$1,061,627			$1,068,566			$304,747

Net interest income		$37,622			$3,598			$11,589
Interest rate spread			4.26%			4.40%			4.05%
Net interest margin			4.40%			4.55%			4.19%

Percentage of average interest-earning assets to average interest-bearing liabilities			118.87%			118.68%			114.61%
* Taxable equivalent basis